UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     As described under Item 5.07 of this report, on May 19, 2021, the stockholders of Ingredion Incorporated (the “Company”) voted at the Company’s 2021 annual meeting of stockholders (the “2021 annual meeting”) to approve an amendment (the “plan amendment”) to the Ingredion Incorporated Stock Incentive Plan (the “plan”) to increase the number of shares of common stock issuable under the plan by 2,500,000 shares.

The Company’s Board of Directors approved the plan amendment, subject to stockholder approval at the 2021 annual meeting, on March 16, 2021. The plan amendment became effective at the time of stockholder approval.

The plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, and performance shares to employees, officers and directors of the Company or any of its subsidiaries and other eligible service providers.

A copy of the plan, as amended and restated as of May 19, 2021, is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the plan as so amended and restated are described in the Company’s definitive proxy statement on Schedule 14A for the 2021 annual meeting filed with the Securities and Exchange Commission on April 7, 2021 (the “2021 proxy statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)    At the 2021 annual meeting, the Company’s stockholders voted on four proposals. The proposals are described in the 2021 proxy statement.

(b)    As of the record date for the 2021 annual meeting, an aggregate of 67,228,076 shares of the Company’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2021 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of the Company’s common stock elected to the Board of Directors of the Company each of the 11 nominees specified in the 2021 proxy statement, based on the following numbers of votes:

Name	For	Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	53,950,975	1,199,563	54,598	4,781,909
David B. Fischer	54,879,489	271,577	54,070	4,781,909
Paul Hanrahan	53,729,151	1,420,811	55,174	4,781,909
Rhonda L. Jordan	53,985,499	1,166,917	52,720	4,781,909
Gregory B. Kenny	53,271,412	1,875,559	58,165	4,781,909
Barbara A. Klein	54,171,018	983,724	50,394	4,781,909
Victoria J. Reich	54,804,450	351,463	49,223	4,781,909
Stephan B. Tanda	54,875,381	273,421	56,334	4,781,909
Jorge A. Uribe	54,789,156	357,687	58,293	4,781,909
Dwayne A. Wilson	54,319,807	831,871	53,458	4,781,909
James P. Zallie	54,434,715	715,400	55,021	4,781,909

Each nominee elected to the Board of Directors at the 2021 annual meeting was elected for a term of one year and until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Proposal 2

The holders of the outstanding shares of the Company’s common stock approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2020 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
52,239,241	2,828,680	137,215	4,781,909

Proposal 3

The holders of the outstanding shares of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021, based on the following numbers of votes:

For	Against	Abstentions
58,736,869	1,209,783	40,393

There were no broker non-votes with respect to this proposal.

Proposal 4

The holders of the outstanding shares of the Company’s common stock approved an amendment to the Ingredion Incorporated Stock Incentive Plan to increase the number of shares of common stock issuable under the plan by 2,500,000 shares, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
51,471,549	3,626,201	107,386	4,781,909

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Ingredion Incorporated Stock Incentive Plan, as amended and restated as of May 19, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	Ingredion Incorporated
	By:	/s/ Janet M. Bawcom
Janet M. Bawcom Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer